UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2025

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
(441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2025 by James River Group Holdings, Ltd. (the “Company”), in anticipation of retirement, Richard J. Schmitzer stepped down as Chief Executive Officer of the Company’s Excess & Surplus Lines segment, effective July 31, 2025, but has remained with the Company to facilitate the transition of his duties to the new President of the Company’s Excess & Surplus Lines segment until his retirement during the fourth quarter of 2025. In connection with his continuing service to the Company, on August 12, 2025, Mr. Schmitzer entered into an amendment (the “Amendment”) to his Amended and Restated Employment Agreement, dated January 15, 2018, by and among James River Group, Inc. (“JRGI”), certain subsidiaries of JRGI and Mr. Schmitzer. The Amendment provides for Mr. Schmitzer to assume the title of Senior Vice President, Underwriting, and to perform such duties as requested by the Chief Executive Officer of JRGI, and the successor President of the Company’s Excess & Surplus Lines segment. The Amendment was effective as of August 11, 2025 and Mr. Schmitzer’s employment with the Company thereunder terminates October 15, 2025 (the “Term”), when Mr. Schmitzer intends to retire. During the Term, the Amendment provides for Mr. Schmitzer to receive a salary of $300,000 on a per annum basis.
In connection with the short Term contemplated by the Amendment, the Amendment modifies Mr. Schmitzer’s termination benefits such that he would receive severance pay in the event of a “without cause” termination by JRGI at the per annum rate of $300,000 for the period from his termination date through the last day of the Term. Mr. Schmitzer is not entitled to receive any additional severance payments regardless of the reason for termination.
The foregoing description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to such Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amendment dated August 11, 2025 to Amended and Restated Employment Agreement, dated January 15, 2018, by and among James River Group, Inc., certain subsidiaries of James River Group, Inc. and Richard Schmitzer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: August 14, 2025	By: /s/ Jeanette Miller
Jeanette Miller
Chief Legal Officer